TRAVELERS MARKETLIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M

ILLUSTRATED CONTRACT OWNERS

        Male age 40 preferred nonsmoker $350,000 Face Amount with Death Benefit Option 1

        $3,000 planned annual premium paid annually on the policy anniversary

        12% Hypothetical Gross Annual Investment Option Return
        Current Cost-of-Insurance Rates

POLICY VALUE

        ENDING          [ Beginning Policy Value + Net Premium - Monthly
        POLICY   =      Deduction - COI Deduction ]    X
        VALUE           Net Investment Factor


                 = [ $10,770.46 + $2,850.00 - $0.00 - $76.30 ]  X   1.008241017

                 =        $13,655.77

        Derivation of Investment Option Return:               11.25%

                         Gross Investment Option Rate of Return:         12.00%
             LESS        Assumed Asset Charges: *                         0.75%
                                                                  --------------
                                                                         11.25%

             * Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT CHARGES (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

NET PREMIUM        =       Gross Premium        LESS      Premium Expense Charge
                   =              $3,000        LESS      $3,000 x 5.00%
                   =              $2,850

       I)Premium Expense Charge equals 5.00% of Gross premiums received.

MONTHLY
DEDUCTION          =       Policy Fee + Administrative Expense Charge
                   =              $0.00          +          $0.00
                   =              $0.00

      II)Policy Fee for this example is $0.00
     III)Administrative Expense Charge is $0.00 monthly per $1,000 of Face

         Administrative Expense Charge                  =          $0.00

COI
DEDUCTION          =         Net Amount at Risk        X          COI Rate
                   =              $334,959.38          X           0.00022780000
                   =                   $76.30


                                                                      MARKETLIFE

                              TRAVELERS MARKETLIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M


IV)The Currect monthly Cost-of-Insurance rate is 0.00022780000

       Subtotal 1       =     Beginning Policy Value         PLUS
                              Net Premium                    LESS
                              Monthly Deduction

                        =              $10,770.46 PLUS
                                        $2,850.00 LESS

                                            $0.00

                        =              $13,620.46

       Subtotal 2       =     Corridor Percentage       X    Subtotal 1
                        =            2.22                X   $13,620.46
                        =              $30,237.42

       Minimum

       Death            =     The greater of Subtotal 2 and the Face Amount
       Benefit
                        =     The greater of $30,237.42 and $350,000

                        =             $350,000.00

       Net Amount       =     Minimum Death Benefit / 1.0040741         LESS
       at Risk                Subtotal 1

                        =             $348,579.84 LESS

                                       $13,620.46

                        =             $334,959.38

       NET INVESTMENT FACTOR

                The Net Investment Factor is calculated each day the New York Stock Exchange is open for trading (a Valuation
                Date). The period between successive Valuation Dates is called a Valuation Period.

                We determine the Net Investment Factor for any Valuation Period using the following equation: ( A / B ) - C where:

                A is: 1. The net asset value per share of Fund held in the Investment Option as of the Valuation
                                  Date;    PLUS
                                  2. The per share amount of any dividend or
                                  capital gain distribution on shares of the
                                  fund held by the Investment Option if the
                                  ex-dividend date of the Valuation period just
                                  ended;    PLUS or MINUS
                                  3. A per-share charge or credit, as we may
                                  determine on the Valuation Date for tax
                                  reserves;   and

                B is: 1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date ; PLUS or MINUS
                                  2. The per-share unit charge or credit for tax reserves as of the end of the last prior
                                  Valuation Date;   and

                C is the applicable Investment Optiuon deduction for the
                  Valuation Period.

                For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

V)The currect year Mortality and Expense (M&E) charge is  0.90%

                        Net
                        Investment    =     [ 1 + Investment Option Return -
                        Factor              Current Year M&E Charge ] 1/12
                                      =     [ 1 + 11.25% - 0.90% ] 1/12

                                      =       1.008241017

                                                                      MARKETLIFE

                              TRAVELERS MARKETLIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M

The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                        BEGINNING                                                                       NET            ENDING
 POLICY     POLICY         POLICY             NET            MONTHLY                 COI         INVESTMENT            POLICY
  YEAR       MONTH          VALUE         PREMIUM          DEDUCTION           DEDUCTION             FACTOR             VALUE
  ----       -----          -----         -------          ---------           ---------             ------             -----
    5          1        10,770.46          $2,850               0.00               76.30        1.008241017         13,655.77
    5          2        13,655.77              $0               0.00               76.30        1.008241017         13,691.39
    5          3        13,691.39              $0               0.00               76.29        1.008241017         13,727.30
    5          4        13,727.30              $0               0.00               76.28        1.008241017         13,763.52
    5          5        13,763.52              $0               0.00               76.27        1.008241017         13,800.05
    5          6        13,800.05              $0               0.00               76.26        1.008241017         13,836.88
    5          7        13,836.88              $0               0.00               76.25        1.008241017         13,874.03
    5          8        13,874.03              $0               0.00               76.25        1.008241017         13,911.49
    5          9        13,911.49              $0               0.00               76.24        1.008241017         13,949.27
    5         10        13,949.27              $0               0.00               76.23        1.008241017         13,987.37
    5         11        13,987.37              $0               0.00               76.22        1.008241017         14,025.79
    5         12        14,025.79              $0               0.00               76.21        1.008241017         14,064.54

SURRENDER VALUE

        Surrender Charges are calculated through a dynamic calculation that is unique for each individual case. The first component of the surrender charge depends on the Face Amount of the Policy and contract owners' ages at issue. The second component is the lesser of 6% of the Policy Value , 6% of the amount of premiums being paid 5 years preceeding the surrender, or 9% of the Total Annual Minimum premiums for each full or partial policy year during the 5 years preceeding the surrender, whether paid or not.

        Surrender        Surrender                               Surrender
        Charge       =   Charge                       +          Charge
                         Component 1                             Component 2

                     =             $1,193.50          +                $843.87

                     =             $2,037.37

        Surrender        Surrender                               Initial
        Charge       =   Charge per                              Face
        Component 1      $1,000 of                    x          Amount
                         Face Amount                             per $1,000

                     =          $3.41                 x                $350

                     =             $1,193.50

        Surrender            Lesser of:      a) 6% Policy Value
        Charge       =                       b) 6% Amount of premiums being paid
        Component 2                             5 years preceeding the surrender
                                             c) 9% of Total Annual Minimum
                                                premiums for each full or
                                                partial year during the 5 years
                                                preceeding the surrender,
                                                whether paid or not.

                     =       Lesser of:      a) 6% x $14,064.54 =   $843.87
                                             b) 6% x $15,000.00 =   $900.00
                                             c) 9% x $13,457.50 = $1,121.18

                     =         $843.87

        Surrender        Ending Policy                           Surrender
        Value        =   Value                        -          Charge

                     =       $14,064.54               -                $2,037.37

                     =       $12,027.17

                                                                      MARKETLIFE

                              TRAVELERS MARKETLIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M

DEATH BENEFITS

        For death benefit option 1, the death benefit equals the greater of:

                      a)Face amount on the date of death, or

                      b)The percentage of the policy value shown in compliance
                        with Federal Law Provisions

                        For our example, the percentage of the policy value in compliance with Federal Law Provisions is 222%.

  Death
  Benefit at the = The greater of (222% x End of Year Policy Value) or $350,000 End of Year 5
                 =  The greater of $31,223.27 and $350,000

                 =  $350,000

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

        Monthly Cost-of-Insurance rates vary by policy year.

        M&E charge declines to 0.20% in policy year 16 and after.

        Surrender Charge Component 1 per $1,000 varies by policy year. The surrender charge per $1,000 in year 11 is $0. The rates are outlined as follows:

                           Surrender                            Surrender
              Policy       Charge                Policy         Charge
               Year        Per $1,000             Year          Per $1,000

                 1                $5.69             6                  $2.85
                 2                $5.12             7                  $2.28
                 3                $4.55             8                  $1.71
                 4                $3.98             9                  $1.14
                 5                $3.41            10                  $0.57

          Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.

                                                                      MARKETLIFE

                                TRAVELERS IN-VEST
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M

ILLUSTRATED CONTRACT OWNERS

        Male age 39 standard nonsmoker
        $250,000 Face Amount with Death Benefit Option 1

        $5,000 planned annual premium paid annually on the policy anniversary

        12% Hypothetical Gross Annual Investment Option Return
        Current Cost-of-Insurance Rates

POLICY VALUE

        ENDING      [ Beginning Policy Value + Net Premium - Monthly Deduction -
                    COI Deduction ]    X
        POLICY   =  Net Investment Factor
        VALUE

                 = [ $19,274.62 + $4,750.00 - $0.00 - $51.92 ]   X   1.008484341

                 =        $24,176.09

        Derivation of Investment Option Return:               11.27%

                       Gross Investment Option Rate of Return:           12.00%
           LESS        Assumed Asset Charges: *                           0.73%
                                                                 ---------------
                                                                         11.27%

               * Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

        PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT
        CHARGES

        (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

        NET PREMIUM    =    Gross Premium    LESS         Premium Expense Charge
                       =           $5,000    LESS         $5,000 x 5.00%
                       =           $4,750

      I) Premium Expense Charge equals 5.00% of Gross premiums received.

        MONTHLY
        DEDUCTION      =    Policy Fee + Administrative Expense Charge
                       =           $0.00          +       $0.00
                       =           $0.00

     II) Policy Fee for this example is $0.00
    III) Administrative Expense Charge is $0.00 monthly per $1,000 of Face

        Administrative Expense Charge             =       $0.00

        COI
        DEDUCTION      =     Net Amount at Risk   X       COI Rate
                       =           $224,960.98      X         0.00023080000
                       =                $51.92

                                                                          INVEST

                                TRAVELERS IN-VEST
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M


     IV) The Currect monthly Cost-of-Insurance rate is 0.00023080000

        Subtotal 1     =     Beginning Policy Value                    PLUS
                             Net Premium                               LESS
                             Monthly Deduction

                       =              $19,274.62 PLUS
                                       $4,750.00 LESS
                                           $0.00

                       =              $24,024.62

        Subtotal 2     =     Corridor Percentage  X          Subtotal 1
                       =              2.29         X         $24,024.62
                       =              $55,016.38

        Minimum
        Death          =     The greater of Subtotal 2 and the Face Amount
        Benefit
                       =     The greater of $55,016.38 and $250,000

                       =             $250,000.00

        Net Amount     =     Minimum Death Benefit / 1.0040741         LESS
        at Risk              Subtotal 1

                       =             $248,985.60 LESS
                                      $24,024.62

                       =             $224,960.98

        NET INVESTMENT FACTOR

                        The Net Investment Factor is calculated each day the New York Stock Exchange is open for trading (a Valuation
                        Date). The period between successive Valuation Dates is called a Valuation Period.

                        We determine the Net Investment Factor for any Valuation Period using the following equation: ( A / B ) - C where:

                        A is: 1. The net asset value per share of Fund held in the Investment Option as
                                          of the Valuation Date;    PLUS
                                          2. The per share amount of any
                                          dividend or capital gain distribution
                                          on shares of the fund held by the
                                          Investment Option if the ex-dividend
                                          date of the Valuation period just
                                          ended;    PLUS or MINUS
                                          3. A per-share charge or credit, as we
                                          may determine on the Valuation Date
                                          for tax reserves;   and

                        B is: 1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date ; PLUS or MINUS
                                          2. The per-share unit charge or credit
                                          for tax reserves as of the end of the
                                          last prior Valuation Date;   and

                        C is the applicable Investment Optiuon deduction for the
                          Valuation Period.

                        For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

      V) The currect year Mortality and Expense (M&E) charge is  0.60%

             Net
             Investment      =          [ 1 + Investment Option Return - Current
             Factor                     Year M&E Charge ] 1/12
                             =          [ 1 + 11.27% - 0.60% ] 1/12

                             =             1.008484341

                                                                          INVEST

                                TRAVELERS IN-VEST
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M


        The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                           BEGINNING                                                            NET            ENDING
POLICY       POLICY           POLICY         NET         MONTHLY              COI        INVESTMENT            POLICY
 YEAR         MONTH            VALUE     PREMIUM       DEDUCTION        DEDUCTION            FACTOR             VALUE
 ----         -----            -----     -------       ---------        ---------            ------             -----
   5            1          19,274.62      $4,750            0.00            51.92       1.008484341         24,176.09
   5            2          24,176.09          $0            0.00            51.89       1.008484341         24,328.88
   5            3          24,328.88          $0            0.00            51.85       1.008484341         24,483.01
   5            4          24,483.01          $0            0.00            51.82       1.008484341         24,638.47
   5            5          24,638.47          $0            0.00            51.78       1.008484341         24,795.30
   5            6          24,795.30          $0            0.00            51.74       1.008484341         24,953.49
   5            7          24,953.49          $0            0.00            51.71       1.008484341         25,113.06
   5            8          25,113.06          $0            0.00            51.67       1.008484341         25,274.02
   5            9          25,274.02          $0            0.00            51.63       1.008484341         25,436.38
   5           10          25,436.38          $0            0.00            51.60       1.008484341         25,600.16
   5           11          25,600.16          $0            0.00            51.56       1.008484341         25,765.36
   5           12          25,765.36          $0            0.00            51.52       1.008484341         25,932.01

SURRENDER VALUE

        Surrender Charges are calculated through a dynamic calculation that is unique for each individual case. The first component of the surrender charge depends on the Face Amount of the Policy and contract owners' ages at issue. The second component is the lesser of 6% of the Policy Value , 6% of the amount of premiums being paid 5 years preceeding the surrender, or 9% of the Total Annual Minimum premiums for each full or partial policy year during the 5 years preceeding the surrender, whether paid or not.

        Surrender            Surrender                           Surrender
        Charge         =     Charge                   +          Charge
                             Component 1                         Component 2

                       =                 $770.00      +                  $825.75

                       =               $1,595.75

        Surrender            Surrender                           Initial
        Charge         =     Charge per                          Face
        Component 1          $1,000 of                x          Amount
                             Face Amount                         per $1,000

                       =            $3.08             x                  $250

                       =                 $770.00

        Surrender                Lesser of:      a) 6% Policy Value
        Charge         =                         b) 6% Amount of premiums being
        Component 2                                 paid 5 years preceeding the
                                                    surrender
                                                 c) 9% of Total Annual Minimum
                                                    premiums for each full or
                                                    partial year during the 5
                                                    years preceeding the
                                                    surrender, whether paid or
                                                    not.

                       =         Lesser of:      a) 6% x $25,932.01 = $1,555.92
                                                 b) 6% x $25,000.00 = $1,500.00
                                                 c) 9% x $  9,175.00 = $  825.75

                       =          $825.75

        Surrender            Ending Policy                        Surrender
        Value          =     Value                     -          Charge

                       =         $25,932.01            -          $1,595.75

                       =         $24,336.26


                                                                          INVEST

                                TRAVELERS IN-VEST
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT M


DEATH BENEFITS

        For death benefit option 1, the death benefit equals the greater of:

                      a)Face amount on the date of death, or

                      b)The percentage of the policy value shown in compliance
                        with Federal Law Provisions

                        For our example, the percentage of the policy value in compliance with Federal Law Provisions is 229%.

        Death
        Benefit at the     =    The greater of (229% x End of Year Policy Value)
        End of Year 5           or $350,000

                           =    The greater of $59,384.30 and $250,000

                           =    $250,000

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

        Monthly Cost-of-Insurance rates vary by policy year.

        Surrender Charge Component 1 per $1,000 varies by policy year. The surrender charge per $1,000 in year 11 is $0. The rates are outlined as follows:

                          Surrender                               Surrender
             Policy       Charge                   Policy         Charge
              Year        Per $1,000                Year          Per $1,000

                1                $5.14                6                  $2.57
                2                $4.63                7                  $2.06
                3                $4.11                8                  $1.54
                4                $3.60                9                  $1.03
                5                $3.08               10                  $0.51

        Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.


                                                                          INVEST